Contact: Merilee Raines, Chief Financial Officer, 1-207-556-8155

FOR IMMEDIATE RELEASE

IDEXX Laboratories Announces First Quarter Results

WESTBROOK, Maine, April 25, 2008— IDEXX Laboratories, Inc. (NASDAQ: IDXX), today reported that revenue for the first quarter of 2008 increased 18% to $249.1 million from $211.2 million for the first quarter of 2007. Diluted earnings per share (“EPS”) for the quarter ended March 31, 2008 were $0.43, compared to $0.32, for the same period in the prior year. Non-GAAP adjusted diluted EPS for the first quarter grew 21% to $0.41 from $0.34 for the first quarter of 2007.

“Our first quarter results demonstrated the robustness of our diversified, global business model. We continued to generate strong revenue growth across our portfolio despite a weakening economy in the U.S.,” said Jonathan W. Ayers, Chairman and Chief Executive Officer. “Our 17% revenue growth in the Companion Animal Group was driven by 11% organic revenue growth, acquisitions that strengthened our core businesses, and the benefit of currency translation on international sales. We achieved double digit organic revenue growth, despite a comparison to an unusually strong first quarter in 2007, when our business saw a surge in revenue resulting from the pet food recall in North America. Overall, I was very pleased that the company was able to continue to perform well on both the top line and bottom line.

“In addition to this strong current quarter financial performance, IDEXX achieved important milestones on our innovation agenda. We began shipping our two next-generation point-of-care veterinary instruments, Catalyst Dx™ and SNAPshot Dx™, at the end of the quarter. These two additions to the IDEXX VetLab Suite strengthen an already strong in-house laboratory offering. We are on track with our disciplined ramp objectives and expect to place 1,000 to 1,200 Catalyst Dx™ analyzers in 2008. Customer interest is very strong, as we expected, and our sales volumes will not be constrained by market demand this year.”

Revenue Performance

Companion Animal Group (“CAG”) revenue for the first quarter of 2008 increased 17% to $203.6 million from $173.4 million for the first quarter of 2007. Acquisitions of reference laboratories contributed just under 3% to growth and changes in foreign currency exchange rates contributed an additional 4%. Growth for the quarter adjusted for acquisitions and foreign currency exchange rates was 11%.

Water segment revenue for the first quarter of 2008 increased 17% to $16.8 million from $14.4 million for the first quarter of 2007 due primarily to higher sales volume, partly offset by lower average unit sales prices. Higher sales volumes resulted in part from our commencement in September 2007 of distribution of certain water testing kits manufactured by Invitrogen Corporation, which contributed 6% to revenue growth. Compared to the same period of 2007, changes in foreign currency exchange rates contributed 5% to Water revenue growth.

IDEXX Announces First Quarter Results
April 25, 2008

Production Animal Segment (“PAS”) revenue for the first quarter of 2008 increased 26% to $21.2 million from $16.8 million for the first quarter of 2007 due primarily to higher livestock diagnostics sales volume, including sales attributable to Institut Pourquier (“Pourquier”), which we acquired in March 2007. Sales of Pourquier products contributed 12% to PAS revenue growth. The favorable impact of higher sales volume was partly offset by lower average unit sales prices for our post-mortem test for bovine spongiform encephalopathy (“BSE”) due to greater price competition. Compared to the same period of 2007, changes in foreign currency exchange rates contributed 12% to PAS revenue growth.

Additional Operating Results

Gross profit for the first quarter of 2008 increased $21.3 million, or 20%, to $129.8 million from $108.6 million for the first quarter of 2007. As a percentage of total revenue, gross profit increased to 52% from 51%. Year-over-year, the gross profit percentage was favorably impacted by higher average unit sales prices in our rapid assay and laboratory and consulting services businesses; lower cost of slides sold for use in our chemistry analyzers; the impact of foreign currency rates on sales denominated in those currencies; and the absence of discrete items associated with purchase accounting for acquisitions that occurred in the first quarter of 2007. These favorable impacts were partially offset by increased cost of service in the laboratory and consulting services business.

Research and development (“R&D”) expense for the first quarter of 2008 was $17.3 million, or 7% of revenue, compared to $16.0 million, or 8% of revenue, for the first quarter of 2007. R&D expense grew primarily as a result of higher personnel costs due, in part, to incremental new product and technology development initiatives and product enhancement efforts related primarily to IDEXX VetLab® instrumentation, rapid assay, and digital radiography products. These increases were largely offset by a net decrease in new product development spending as we completed development of Catalyst Dx™ and SNAPshot Dx™.

Selling, general and administrative (“SG&A”) expense for the first quarter of 2008 was $73.8 million, or 30% of revenue, compared to $61.7 million, or 29% of revenue, for the first quarter of 2007. Increased SG&A expense was due primarily to expanded worldwide sales, marketing and customer support resources; higher spending on information technology; and incremental activities associated with recently acquired businesses.

IDEXX Announces First Quarter Results
April 25, 2008

Supplementary Analysis of Results

The accompanying financial tables provide more information concerning our revenue and other operating results for the three months ended March 31, 2008, as well as a reconciliation of non-GAAP adjusted diluted EPS to earnings per share.

Outlook

The Company offers the following revised guidance for the full year of 2008:

•	Revenue is expected to be $1.06 billion to $1.075 billion, updated from guidance of $1.05 billion to $1.07 billion provided in January of this year, which represents revenue growth of 15% to 17%.

•
Diluted earnings per share are expected to be $1.84 to $1.87, updated from guidance of $1.83 to $1.87 provided in January of this year, which represents EPS growth of 26% to 28%. Excluding the impact of acquisition-related purchase accounting and acquisition integration costs and the write-down of certain pharmaceutical assets in 2007 and discrete income tax benefits in 2008, non-GAAP adjusted diluted EPS are projected to grow 15% to 17%.

Conference Call and Webcast Information

IDEXX Laboratories will be hosting a conference call today at 9:00 a.m. (eastern) to discuss its first quarter results. To participate in the conference call, dial 612-332-0107 or 800-230-1766 and reference confirmation code 919872. An audio replay will be available through May 2, 2008 by dialing 320-365-3844 and referencing replay code 919872.

The call will also be available via live or archived Webcast on the IDEXX Laboratories' web site at www.idexx.com.

Annual Meeting

IDEXX Laboratories, Inc. today announced that it will host a simultaneous Webcast of its Annual Meeting of Stockholders, to be held on Wednesday, May 7, 2008, at 10:00 a.m. (eastern) at the Portland Marriott at Sable Oaks in South Portland, Maine.

Chairman and Chief Executive Officer, Jonathan W. Ayers will chair the meeting. Investors may listen to the Annual Meeting and view a presentation live via a link on the Company’s Web site, www.idexx.com. An archived edition of the meeting will be available after 1:00 p.m. (eastern) on that day via the same link.

IDEXX Announces First Quarter Results
April 25, 2008

About IDEXX Laboratories

IDEXX Laboratories, Inc. is a leader in companion animal health, serving practicing veterinarians around the world with innovative, technology-based offerings, including a broad range of diagnostic products and services, practice management systems and pharmaceuticals. IDEXX products enhance the ability of veterinarians to provide advanced medical care and to build more economically successful practices. IDEXX is also a worldwide leader in providing diagnostic tests and information for the production animal industry and tests for the quality and safety of water and milk. Headquartered in Maine, IDEXX Laboratories employs more than 4,500 people and offers products to customers in over 100 countries.

Note Regarding Forward-Looking Statements

This press release contains statements about the Company’s business prospects and estimates of the Company’s financial results for future periods that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's expectations of future events as of the date of this press release, and the Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments. Actual results could differ materially from management’s expectations. Factors that could cause or contribute to such differences include the following: the Company’s ability to develop, manufacture, introduce and market new products and enhancements to existing products; the effectiveness of the Company’s sales and marketing activities; disruptions, shortages or pricing changes that affect the Company’s purchases of products and materials from third parties, including from sole source suppliers; the Company’s ability to identify acquisition opportunities, complete acquisitions and integrate acquired businesses; the impact of competition, technological change, and veterinary hospital consolidation on the markets for the Company’s products; the Company’s ability to manufacture complex biologic products; the effect of government regulation on the Company’s business, including government decisions about whether and when to approve the Company’s products and decisions regarding labeling, manufacturing and marketing products; the impact of distributor purchasing decisions on sales of the Company’s products that are sold through distribution; changes or trends in veterinary medicine that affect the rate of use of the Company’s products and services by veterinarians; the effects of deep or sustained economic weakness on pet owner decisions regarding pet health care; the Company’s ability to obtain patent and other intellectual property protection for its products, successfully enforce its intellectual property rights and defend itself against third party claims against the Company; the effects of operations outside the U.S., including from currency fluctuations, different regulatory, political and economic conditions, and different market conditions; and the loss of key employees. A further description of these and other factors can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, in the section captioned "Risk Factors.”

IDEXX Announces First Quarter Results
April 25, 2008

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Statement of Operations
Amounts in thousands except per share data (Unaudited)

		Three Months Ended
		March 31,	March 31,
		2008	2007
Revenue:	Revenue	$249,074	$211,155
Expenses and
Income:	Cost of revenue	119,238	102,576
	Gross profit	129,836	108,579
	Sales and marketing	44,001	35,582
	General and administrative	29,821	26,149
	Research and development	17,295	15,971
	Income from operations	38,719	30,877
	Interest income (expense), net	(485)	28
	Income before provision for income taxes	38,234	30,905
	Provision for income taxes	10,683	9,878
Net Income:	Net income	$27,551	$21,027
	Earnings per share: Basic	$0.45	$0.34
	Earnings per share: Diluted	$0.43	$0.32
	Shares outstanding: Basic	60,865	62,274
	Shares outstanding: Diluted	63,558	65,083

Historical share and per share data has been retroactively restated to reflect the additional shares of common stock that were distributed on November 26, 2007 as a result of the two-for-one split of our outstanding common stock.

IDEXX Laboratories, Inc. and Subsidiaries
Key Operating Information (Unaudited)

		Three Months Ended
		March 31,	March 31,
		2008	2007
Key Operating	Gross profit	52.1%	51.4%
Ratios (as a	Sales, marketing, general and
percentage of	administrative expense	29.6%	29.2%
revenue):	Research and development expense	6.9%	7.6%
	Income from operations(1)	15.5%	14.6%

International	International revenue (in thousands)	$103,328	$80,869
Revenue:	International revenue as a percentage of
	total revenue	41.5%	38.3%

(1)  The sum of individual items may not equal the total due to rounding.

IDEXX Announces First Quarter Results
April 25, 2008

IDEXX Laboratories, Inc. and Subsidiaries
Non-GAAP Financial Measures
Amounts in thousands except per share data (Unaudited)

	Three Months Ended
	Gross Profit		Income from Operations		Net Income		Earnings per Share Diluted
	Mar. 31,	Mar. 31,	Mar. 31,	Mar. 31,	Mar. 31,	Mar. 31,	Mar. 31,	Mar. 31,
	2008	2007	2008	2007	2008	2007	2008	2007

GAAP measurement	$129,836	$108,579	$38,719	$30,877	$27,551	$21,027	$0.43	$0.32
% of revenue	52.1%	51.4%	15.5%	14.6%	11.1%	10.0%
Acquisition-related purchase accounting
and acquisition integration costs (1)	-	1,248	-	1,434	-	904	-	0.01
Discrete income tax benefits(2)	-	-	-	-	(1,472)	-	(0.02)	-
Non-GAAP comparative measurements(3)	$129,836	$109,827	$38,719	$32,311	$26,079	$21,931	$0.41	$0.34
% of revenue	52.1%	52.0%	15.5%	15.3%	10.5%	10.4%

Management believes adjusted diluted EPS is a useful non-GAAP financial measure to evaluate the results of ongoing operations, excluding significant specified events, period over period, and therefore believes that investors may find this information useful in addition to the GAAP results.

We use these supplemental non-GAAP financial measures to evaluate the Company's comparative financial performance. The specified items that are excluded in these non-GAAP measures are actual charges that impact net income and cash flows, however, we believe that it is useful to evaluate our core business performance period over period excluding these specified items, in addition to relying upon GAAP financial measures.

(1) We believe that the change from period to period due to specific acquisition-related purchase accounting and integration costs is not representative of ongoing operations and is not indicative of future performance. Specific acquisition-related discrete costs do not include amortization expense related to acquired intangible assets. We applied the statutory income tax rates of the applicable tax jurisdictions to calculate the after-tax impact of these discrete items.

(2) We believe that certain significant discrete income tax items create impacts on financial measures that are not indicative of future performance because the items are not likely to recur within a reasonable period. For 2008, the separately identified discrete income tax benefit was due to a reduction in international deferred tax liabilities due to lower anticipated international tax rates.

(3) The sum of the individual items may not equal the non-GAAP measurement due to rounding of the individual items in this presentation.

IDEXX Announces First Quarter Results
April 25, 2008

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Three Months Ended
		March 31,	March 31,
		2008	2007
Revenue:	CAG	$203,609	$173,433
	Water	16,816	14,405
	PAS	21,162	16,811
	Other	7,487	6,506
	Total	$249,074	$211,155

Gross Profit:	CAG	$101,985	$86,330
	Water	10,315	9,232
	PAS	14,233	10,963
	Other	3,127	1,914
	Unallocated	176	140
	Total	$129,836	$108,579

Income from
Operations:	CAG	$29,555	$23,585
	Water	6,270	5,642
	PAS	5,828	3,965
	Other	(189)	(413)
	Unallocated	(2,745)	(1,902)
	Total	$38,719	$30,877

Gross Profit
(as a percentage
of revenue):	CAG	50.1%	49.8%
	Water	61.3%	64.1%
	PAS	67.3%	65.2%
	Other	41.8%	29.4%

Income from
Operations
(as a percentage
of revenue):	CAG	14.5%	13.6%
	Water	37.3%	39.2%
	PAS	27.5%	23.6%
	Other	(2.5%)	(6.4%)

IDEXX Announces First Quarter Results
April 25, 2008

IDEXX Laboratories, Inc. and Subsidiaries
Revenues by Product and Service Categories
Amounts in thousands (Unaudited)

Three Months Ended
Net Revenue	March 31, 2008	March 31, 2007	Dollar Change	Percentage Change	Percentage Change from Currency(1)	Percentage Change from Acquisitions(2)	Percentage Change Net of Acquisitions and Currency Effect(3)

CAG	$203,609	$173,433	$30,176	17.4%	4.2%	2.7%	10.5%
Water	16,816	14,405	2,411	16.7%	4.5%	-	12.2%
PAS	21,162	16,811	4,351	25.9%	11.8%	12.2%	1.9%
Other	7,487	6,506	981	15.1%	4.8%	13.7%	(3.4%)
Total	$249,074	$211,155	$37,919	18.0%	4.9%	3.6%	9.5%

Three Months Ended
Net CAG Revenue	March 31, 2008	March 31, 2007	Dollar Change	Percentage Change	Percentage Change from Currency(1)	Percentage Change from Acquisitions(2)	Percentage Change Net of Acquisitions and Currency Effect(3)

Instruments and consumables	$75,610	$66,956	$8,654	12.9%	4.8%	-	8.1%
Rapid assay products	38,222	31,237	6,985	22.4%	2.4%	-	20.0%
Laboratory and consulting services	70,107	57,888	12,219	21.1%	5.2%	8.1%	7.8%
Practice information management systems and digital radiography	15,025	12,525	2,500	20.0%	2.0%	-	18.0%
Pharmaceutical products	4,645	4,827	(182)	(3.8%)	-	-	(3.8%)
Net CAG revenue	$203,609	$173,433	$30,176	17.4%	4.2%	2.7%	10.5%

(1) Represents the percentage change in revenue attributed to the effect of changes in currency rates from the three months ended March 31, 2008 to the three months ended March 31, 2007.

(2) Represents the percentage change in revenue attributed to incremental revenues during the three months ended March 31, 2008 compared to the three months ended March 31, 2007 from businesses acquired since January 1, 2007.

(3) Organic growth

IDEXX Announces First Quarter Results
April 25, 2008

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Balance Sheet
Amounts in thousands (Unaudited)

		March 31,	December 31,
		2008	2007
Assets:	Current Assets:
	Cash and cash equivalents	$60,220	$60,360
	Accounts receivable, net	125,245	108,384
	Inventories	99,878	98,804
	Other current assets	37,023	38,115
	Total current assets	322,366	305,663
	Property and equipment, at cost	270,340	255,176
	Less: accumulated depreciation	119,246	113,324
	Property and equipment, net	151,094	141,852
	Other long-term assets, net	263,397	254,664
	Total assets	$736,857	$702,179
Liabilities and
Stockholders’
Equity:	Current Liabilities:
	Accounts payable	$25,301	$32,510
	Accrued expenses	88,300	107,248
	Debt	140,682	72,956
	Deferred revenue	10,743	10,678
	Total current liabilities	265,026	223,392
	Long-term debt, net of current portion	5,540	5,727
	Other long-term liabilities	32,655	34,737
	Total long-term liabilities	38,195	40,464

	Stockholders’ Equity:
	Common stock	9,487	9,450
	Additional paid-in capital	526,169	514,773
	Deferred stock units	2,513	2,201
	Retained earnings	613,413	585,862
	Treasury stock, at cost	(749,318)	(696,668)
	Accumulated other comprehensive income	31,372	22,705
	Total stockholders’ equity	433,636	438,323
	Total liabilities and stockholders’ equity	$736,857	$702,179

IDEXX Laboratories, Inc. and Subsidiaries
Key Balance Sheet Information (Unaudited)

		March 31,	December 31,
		2008	2007
Key
Balance Sheet	Days sales outstanding	42.6	39.4
Information:	Inventory turns	2.0	2.3

IDEXX Announces First Quarter Results
April 25, 2008

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Statement of Cash Flows
Amounts in thousands (Unaudited)

		Three Months Ended
		March 31,	March 31,
		2008	2007
Operating:	Cash Flows from Operating Activities:
	Net income	$27,551	$21,027
	Non-cash charges	11,282	6,736
	Changes in current assets and liabilities, net of
	acquisitions and disposals	(41,622)	(29,553)
	Net cash used by operating activities	$(2,789)	$(1,790)
Investing:	Cash Flows from Investing Activities:
	Decrease in investments, net	-	35,000
	Purchase of property and equipment	(17,049)	(10,492)
	Acquisition of businesses and intangible assets	(7,533)	(80,311)
	Acquisition of equipment leased to customers	(226)	(238)
	Net cash used by investing activities	$(24,808)	$(56,041)
Financing:	Cash Flows from Financing Activities:
	Borrowings on revolving credit facilities, net	67,765	73,188
	Purchase of treasury stock	(51,355)	(34,416)
	Proceeds from the exercise of stock options	5,974	7,916
	Tax benefit from exercise of stock options	2,384	3,004
	Net cash provided by financing activities	$24,768	$49,692
	Net effect of exchange rate changes	2,689	410
	Net decrease in cash and cash equivalents	(140)	(7,729)
	Cash and cash equivalents, beginning of period	60,360	61,666
	Cash and cash equivalents, end of period	$60,220	$53,937

IDEXX Laboratories, Inc. and Subsidiaries
Free Cash Flow
Amounts in thousands (Unaudited)

		Three Months Ended
		March 31,	March 31,
		2008	2007
Free Cash
Flow:	Net cash used by operating activities	$(2,789)	$(1,790)
	Financing cash flows attributable to tax benefits from exercise of stock options	2,384	3,004
	Purchase of fixed assets	(17,049)	(10,492)
	Acquisition of equipment leased to customers	(226)	(238)
	Free cash flow	$(17,680)	$(9,516)

Free cash flow indicates the cash generated from operations and tax benefits attributable to stock option exercises, reduced by investments in fixed assets. We feel free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in fixed assets that are required to operate the business. We believe this is a common financial measure useful to further evaluate the results of operations.

IDEXX Announces First Quarter Results
April 25, 2008

IDEXX Laboratories, Inc. and Subsidiaries
Common Stock Repurchases
Amounts in thousands except per share data (Unaudited)

	Three Months Ended
	March 31,	March 31,
	2008	2007

Share repurchases during the period	950	810
Average price paid per share	$54.03	$42.50

Shares remaining under repurchase authorization as of March 31, 2008	5,902

IDEXX Laboratories, Inc. and Subsidiaries
Earnings per Share Adjusted for Stock Split (Unaudited)

	Three Months Ended
	March 31,	March 31,
	2008	2007

Basic
As reported	$0.45	$0.68
Adjusted for stock split	$0.45	$0.34
Diluted
As reported	$0.43	$0.65
Adjusted for stock split	$0.43	$0.32